Exhibit 99.1

Transportation and Logistics Systems, Inc.

Announces Financial Results for the

Three and Six Months Ended June 30, 2020

Turnaround Efforts Lead to

Positive EBITDA at Operating Subsidiaries

JUPITER, FLORIDA - (Accesswire) - August 17, 2020 - Transportation and Logistics Systems, Inc. (OTC:TLSS), (“TLSS”, or the “Company”), a leading eCommerce fulfillment service provider, today announced that on August 14, 2020, the Company had timely filed its Quarterly Report on Form 10-Q, for the three and six months ended June 30, 2020.

John Mercadante, Chairman and CEO of TLSS, commented, “Due to the success of the restructuring efforts commenced in mid-March 2020, the Company also saw marked improvement in its overall operating performance, including generating for the first time, positive EBITDA from its operating subsidiaries of approximately $551,000 during the three months ended June 30, 2020. Shortly, we will be issuing a shareholder update detailing the specific restructuring measures implemented and the results achieved to date, as well as discussing the Company’s go-forward plans.”

Financial Results for the Three Months Ended June 30, 2020

Revenue for the three months ended June 30, 2020 increased $458,000, or 5.7%, to $8,559,000 as compared to $8,101,000 for same prior year period. Such increase was due primarily to: (i) the Company’s expansion into new markets in Florida, Georgia, Ohio and Tennessee that were not operational during the first and second quarters of 2019; and (ii) securing Payroll Protection Program loans which provided the funds needed to enable the Company to maintain its level of employed drivers to meet the increased delivery demand of its primary customer during the height of the COVID-19 pandemic.

The Company had a loss from operations of $1,961,000 for the three months ended June 30, 2020, which is comprised of (i) income from operating subsidiaries of $551,000 and (ii) a loss from the parent company of $2,512,000, of which $1,999,749 is attributable to non-cash stock-based compensation and consulting fees, as compared to a loss from operations of $6,338,000 for the same prior year period.

The Company had a net loss of $67,655,000 for the six months ended June 30, 2020 due to: (i) the loss from operations of $1,961,000; (ii) interest expense of $1,963,000; and (iii) non-cash derivative expense of $69,807,000, which were partially offset by: (i) a gain from extinguishment of debt of $5,969,000 and (ii) other income of $107,000. This compared to a net loss of $6,961,000 for the same prior year period which included a loss from discontinued operations of $695,000. The Company had a net loss attributable to TLSS common shareholders of $67,655,000 for the three months ended June 30, 2020 as compared to a net loss attributable to TLSS common shareholders of $6,961,000 for the same prior year period.

Financial Results for the Six Months Ended June 30, 2020

Revenue for the six months ended June 30, 2020 increased $3,289,000, or 23.7%, to $17,194,000 as compared to $13,905,000 for same prior year period due to: Such increase was due primarily to: (i) the Company’s expansion into new markets in Florida, Georgia, Ohio and Tennessee that were not operational during the first and second quarters of 2019; (ii) securing new business; (iii) a full six months of operations in its box-truck line of business that commenced in February 2019; and (iv) securing Payroll Protection Program loans which provided the funds needed to enable the Company to maintain its level of employed drivers to meet the increased delivery demand of its primary customer during the height of the COVID-19 pandemic.

The Company had a loss from operations of $2,748,000 for the six months ended June 30, 2020, which is comprised of (i) income from operating subsidiaries of $112,000 and (ii) a loss from the parent company of $2,860,000, of which $1,999,749 is attributable to non-cash stock-based compensation and consulting fees as compared to a loss from operations of $11,462,000 for the same prior year period.

The Company had a net loss of $71,109,000 for the six months ended June 30, 2020 due to: (i) the loss from operations of $2,748,000; (ii) interest expense of $5,117,000; and (iii) non-cash derivative expense of $69,662,000, which were partially offset by: (i) a gain from extinguishment of debt of $6,244,000 and (ii) other income of $175,000. This compared to a net loss of $26,609,000 for the same prior year period, which included a loss from discontinued operations of $681,000. The Company had a net loss attributable to TLSS common shareholders of $89,805,000 for the six months ended June 30, 2020 as compared to a net loss attributable to TLSS common shareholders of $26,609,000 for the same prior year period.

About Transportation and Logistics Systems, Inc.

TLSS operates as a leading logistics and transportation company specializing in eCommerce fulfillment, last mile, two-person home delivery and line haul services for predominantly online retailers through its wholly-owned operating subsidiaries, PrimeEFS, LLC and ShypDirect, LLC. For more information about the Company and its subsidiaries, visit the Company’s website, www.tlss-inc.com.

Forward Looking Statements

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “plan,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described above, these risks and uncertainties include: whether the OTC Markets Group approves our application to OTCQB; our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and a stockholders’ deficit and our ability to achieve sustained profitability; material weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this letter. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described, among other places, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission.

Investor Relations:

Phone: 833.764.1443

Email: info@tlss-inc.com

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$1,431,173	$50,026
Accounts receivable, net	923,535	963,771
Prepaid expenses and other current assets	1,769,895	1,246,555

Total Current Assets	4,124,603	2,260,352

OTHER ASSETS:
Security deposit	207,250	76,500
Property and equipment, net	672,772	240,406
Right of use assets, net	1,621,290	1,750,430

Total Other Assets	2,501,312	2,067,336

TOTAL ASSETS	$6,625,915	$4,327,688

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible notes payable, net of put premium of $0 and $385,385 and debt discounts of $2,275,670 and $2,210,950, respectively	$4,126,079	$3,634,344
Notes payable, current portion, net of debt discount of $0 and $762,112, respectively	4,252,538	2,425,003
Note payable - related party	500,000	500,000
Accounts payable	1,000,450	1,517,082
Accrued expenses	624,261	627,990
Insurance payable	3,201,872	2,948,261
Contingency liability	440,000	440,000
Lease liabilities, current portion	353,575	333,126
Derivative liability	62,813,098	2,135,939
Due to related parties	222,322	325,445
Accrued compensation and related benefits	1,233,565	886,664

Total Current Liabilities	78,767,760	15,773,854

LONG-TERM LIABILITIES:
Notes payable, net of current portion	510,766	-
Lease liabilities, net of current portion	1,300,180	1,440,258

Total Long-term Liabilities	1,810,946	1,440,258

Total Liabilities	80,578,706	17,214,112

Commitments and Contingencies (See Note 9)

SHAREHOLDERS’ DEFICIT:
Preferred stock, par value $0.001; authorized 10,000,000 shares:
Series B convertible preferred stock, par value $0.001 per share; 1,700,000 shares designated; 1,700,000 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively (Liquidation value $1,700 and $1,700, respectively)	1,700	1,700
Series C preferred stock, par value $0.001 per share; 1 shares designated; No shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	-	-
Common stock, par value $0.001 per share; 4,000,000,000 shares authorized; 499,900,491 and 11,832,603 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	499,900	11,833
Common stock issuable, par value $0.001 per share; 0 and 25,000 shares	-	25
Additional paid-in capital	75,966,151	47,715,878
Accumulated deficit	(150,420,542)	(60,615,860)

Total Shareholders’ Deficit	(73,952,791)	(12,886,424)

Total Liabilities and Shareholders’ Deficit	$6,625,915	$4,327,688

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

REVENUES	$8,558,815	$8,101,412	$17,193,875	$13,904,619

COST OF REVENUES	6,997,856	7,522,973	14,853,605	13,072,675

GROSS PROFIT	1,560,959	578,439	2,340,270	831,944

OPERATING EXPENSES:
Compensation and related benefits	662,503	3,608,670	1,404,548	7,717,214
Legal and professional fees	2,487,896	566,242	2,902,706	1,071,082
Rent	175,261	86,406	339,611	185,237
General and administrative expenses	196,368	930,203	441,651	1,595,535
Impairment loss	-	1,724,591	-	1,724,591

Total Operating Expenses	3,522,028	6,916,112	5,088,516	12,293,659

LOSS FROM OPERATIONS	(1,961,069)	(6,337,673)	(2,748,246)	(11,461,715)

OTHER (EXPENSES) INCOME:
Interest expense	(1,940,912)	(1,377,051)	(4,987,639)	(2,597,443)
Interest expense - related parties	(22,438)	(121,078)	(129,576)	(147,639)
Loan fees		(601,121)		(601,121)
Gain on debt extinguishment, net	5,968,560	43,823,897	6,243,594	43,917,768
Other income	107,137	-	174,968	-
Derivative expense, net	(69,806,610)	(41,653,345)	(69,661,771)	(55,037,605)

Total Other (Expenses) Income	(65,694,263)	71,302	(68,360,424)	(14,466,040)

LOSS FROM CONTINUING OPERATIONS	(67,655,332)	(6,266,371)	(71,108,670)	(25,927,755)

LOSS FROM DISCONTINUED OPERATIONS:
Loss from discontinued operations	-	(695,087)	-	(681,426)

NET LOSS	(67,655,332)	(6,961,458)	(71,108,670)	(26,609,181)

Deemed dividend related to ratchet adjustment	-	-	(18,696,012)	-

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(67,655,332)	$(6,961,458)	$(89,804,682)	$(26,609,181)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Net loss from continuing operations	$(0.26)	$(0.63)	$(0.66)	$(3.42)
Loss from discontinued operations	(0.00)	(0.07)	(0.00)	(0.09)

Net loss per common share - basic and diluted	$(0.26)	$(0.70)	$(0.66)	$(3.51)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	261,417,292	9,891,525	136,885,211	7,573,522